   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1998
                                                     REGISTRATION NO. 333-57715
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 5
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

             TRITON PCS, INC.                              DELAWARE                        4812
      TRITON MANAGEMENT COMPANY, INC.                      DELAWARE                        4812
    TRITON PCS HOLDINGS COMPANY L.L.C.                     DELAWARE                        4812
    TRITON PCS PROPERTY COMPANY L.L.C.                     DELAWARE                        4812
    TRITON PCS EQUIPMENT COMPANY L.L.C.                    DELAWARE                        4812
    TRITON PCS OPERATING COMPANY L.L.C.                    DELAWARE                        4812
     TRITON PCS LICENSE COMPANY L.L.C.                     DELAWARE                        4812

        EXACT NAME OF REGISTRANT            STATE OR OTHER JURISDICTON OF                      PRIMARY STANDARD
       AS SPECIFIED IN ITS CHARTER          INCORPORATION OR ORGANIZATION               INDUSTRIAL CLASSIFICATION CODE

             TRITON PCS, INC.                       23-2930873
      TRITON MANAGEMENT COMPANY, INC.               23-2940271
    TRITON PCS HOLDINGS COMPANY L.L.C.              23-2941874
    TRITON PCS PROPERTY COMPANY L.L.C.              23-2941874
    TRITON PCS EQUIPMENT COMPANY L.L.C.             23-2941874
    TRITON PCS OPERATING COMPANY L.L.C.             23-2941874
     TRITON PCS LICENSE COMPANY L.L.C.              23-2941874
        EXACT NAME OF REGISTRANT                IRS EMPLOYER
       AS SPECIFIED IN ITS CHARTER          IDENTIFICATION NUMBER

                             375 TECHNOLOGY DRIVE

                               MALVERN, PA 19355
                                (610) 651-5900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                              MICHAEL E. KALOGRIS
                            CHIEF EXECUTIVE OFFICER
                               TRITON PCS, INC.
                             375 TECHNOLOGY DRIVE

                               MALVERN, PA 19355
                                (610) 651-5900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                --------------
                                  COPIES TO:
     JAMES F. ROGERS, ESQ.                          DAVID CLARK
        LATHAM & WATKINS                         TRITON PCS, INC.
 1001 PENNSYLVANIA AVENUE, N.W.                375 TECHNOLOGY DRIVE
           SUITE 1300                            MALVERN, PA 19355
      WASHINGTON, DC 20004                        (610) 651-5900
         (202) 637-2200

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 TITLE OF EACH CLASS OF      AMOUNT                                      AMOUNT OF
    SECURITIES TO BE          TO BE     OFFERING PRICE   AGGREGATE      REGISTRATION
       REGISTERED         REGISTERED(1)    PER NOTE    OFFERING PRICE       FEE
- ------------------------------------------------------------------------------------
11% Senior Subordinated
Discount Notes due
2008...................   $511,989,000      58.595%     $300,000,000(2)   $88,500
- ------------------------------------------------------------------------------------
Subsidiary Guarantees of
the 11% Senior
Subordinated Discount
Notes due 2008.........            --          --                --              (3)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) The "Amount to be Registered" with respect to the 11% Senior Subordinated Discount Notes due 2008 represents the aggregate principal amount at maturity of such notes.
(2) Represents gross proceeds from the initial private offering of the 11%
    Senior Subordinated Discount Notes due 2008 by Triton. The net proceeds from the Private Offering were approximately $290 million after deducting the Initial Purchasers' discounts and estimated transaction fees payable by the Company.
(3) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  No form of prospectus is filed with this Amendment No. 5 to the Registration Statement (the "Amendment"). This Amendment is being filed solely to update the Exhibit Index and to refile Exhibit 10.37.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 (S-1). OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the Registration Statement are as follows:

   Securities and Exchange Commission Registration Fee................ $ 88,500
   Printing and Engraving Expenses....................................   65,000
   Legal Fees and Expenses............................................   70,000
   Accounting fees and Expenses.......................................   25,000
   Fees of Trustee (including counsel fees)...........................   10,000
   Miscellaneous......................................................   11,500
                                                                       --------
                                                                       $270,000
                                                                       ========

ITEM 14 (S-1) AND ITEM 20 (S-4). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Restated Certificate of Incorporation limits the liability of Holdings' directors to Holdings or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, the directors of Holdings will not be personably liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Holdings and its stockholders. In addition, pursuant to the terms of the Kalogris and the Skinner Employment Agreements, the Company will purchase director's and officer's liability insurance coverage for such executives in amounts customary for similarly situated companies.

ITEM 16. (S-1) AND ITEM 21. (S-4). EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                 EXHIBIT INDEX

 EXHIBIT
 -------
 3.1     Certificate of Incorporation of Triton PCS, Inc.**
 3.2     By-laws of Triton PCS, Inc.**
 3.3     Articles of Incorporation of Triton Management Company, Inc.+
 3.4     Bylaws of Triton Management Company, Inc.+
 3.5     Certificate of Formation of Triton PCS Holdings Company L.L.C.+
 3.6     Certificate of Formation of Triton PCS License Company L.L.C.+

 EXHIBIT
 -------
  3.7    L.L.C. Agreement of Triton PCS License Company L.L.C.+

  3.8    L.L.C. Agreement of Triton PCS Holdings Company L.L.C.+

  3.9    Certificate of Formation of Triton PCS Equipment Company L.L.C.+

  3.10   L.L.C. Agreement of Triton PCS Equipment Company L.L.C.+

  3.11   Certificate of Formation of Triton PCS Operating Company L.L.C.+

  3.12   L.L.C. Agreement of Triton PCS Operating Company L.L.C.+

  3.13   Certificate of Formation of Triton PCS Property Company L.L.C.+

  3.14   L.L.C. Agreement of Triton PCS Property Company L.L.C.+

  4.1    Indenture, dated as of May 4, 1998, between Triton PCS, Inc., the
         Guarantors party thereto and PNC Bank, National Association.*

  4.2    Form of 11% Senior Subordinated Discount Notes (the "Private Notes")
         (included in Exhibit 4.1).*

  4.3    Form of 11% Senior Subordinated Discount Notes (the "Exchange Notes")
         (included in Exhibit 4.1).*

  4.4    Registration Rights Agreement, dated as of May 4, 1998, by and among
         Triton PCS, Inc., the subsidiaries of Triton PCS, Inc. listed on the signature pages thereto, and J.P. Morgan Securities Inc., Chase
         Securities Inc. and Lehman Brothers Inc.*

  5.1    Opinion of Latham & Watkins regarding the validity of the Exchange
         Notes.+

 10.1    Credit Agreement, dated as of February 3, 1998, among Triton PCS,
         Inc., Triton PCS Holdings, Inc., the Lenders (as defined therein) party thereto, and The Chase Manhattan Bank, as administrative agent.*

 10.2    First Amendment, Consent and Waiver, dated as of April 16, 1998, among
         Triton PCS, Inc., Triton PCS Holdings, Inc., the several banks and other financial institutions and entities from time to time parties thereto, and The Chase Manhattan Bank, as administrative agent.*

 10.2.1  Second Amendment, dated as of July 29, 1998, among Triton PCS, Inc.,
         Triton PCS Holdings, Inc., the several banks and other financial institutions and entities from time to time parties thereto, and The
         Chase Manhattan Bank, as administrative agent.**

 10.3    Securities Purchase Agreement, dated as of October 8, 1997, among AT&T
         Wireless PCS, Inc., the cash equity investors listed on the signature pages thereto, the management stockholders listed on the signature pages thereto and Triton PCS, Inc.**

 10.4    Amendment No. 1 to Securities Purchase Agreement and Consent
         Agreement, dated as of March 10, 1998, by and among AT&T Wireless PCS,
         Inc., the cash equity investors listed on the signature pages thereto, the management stockholders listed on the signature pages thereto, and Triton PCS Holdings, Inc. (f\k\a Triton PCS, Inc.).*

 10.5    Closing Agreement, dated as of February 4, 1998, among AT&T Wireless
         PCS, Inc., Triton PCS Holdings, Inc., CB Capital Investors, L.P., J.P.
         Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P.,
         Private Equity Investors III, L.P., Equity-Linked Investors-II,
         Toronto Dominion Capital (USA), Inc., First Union Capital Partners,
         Inc., DAG-Triton PCS, Inc., Michael E. Kalogris and Steven R.
         Skinner.*

 10.6    Asset Purchase Agreement, dated as of March 10, 1998, between Triton
         PCS, Inc. and Vanguard Cellular Systems of South Carolina, Inc.*

 10.7    Preferred Stock Purchase Agreement by and among Cash Equity Investors,
         Management Stockholders, Independent Directors, and Triton PCS
         Holdings, Inc. dated as of June 29, 1998.**

 10.8 AT&T Wireless Services Network Membership License Agreement, dated as of February 4, 1998, between AT&T Corp. and Triton PCS Operating
         Company L.L.C.*

 EXHIBIT
 -------
 10.9    Stockholders Agreement, dated as of February 4, 1998, among AT&T
         Wireless PCS, Inc., Triton PCS Holdings, Inc., CB Capital Investors,
         L.P., J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund,
         L.P., Private Equity Investors III, L.P., Equity-linked Investors-II,
         Toronto Dominion Capital (USA), Inc., First Union Capital Partners,
         Inc., DAG-Triton PCS, L.P., Michael E. Kalogris, Steven R. Skinner,
         David D. Clark, Clyde Smith, Patricia Gallagher and David Standig.*
 10.10   Investors Stockholders' Agreement, dated as of February 4, 1998, among
         CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty
         Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P.,
         Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-
         Triton PCS, L.P., First Union Capital Partners, Inc., and the
         stockholders named therein.*
 10.11   Intercarrier Roamer Service Agreement, dated as of February 4, 1998, between AT&T Wireless Services, Inc. and Triton PCS Operating Company
         L.L.C.*
 10.12   Master Services Agreement, dated as of January 19, 1998, between
         Triton PCS Operating Company, L.L.C., and Wireless Facilities Inc.+#
 10.13   Site Acquisition, Zoning and A & E Supervision Agreement, dated as of
         December 15, 1997, between Triton PCS, Inc. and Gearon & Co., Inc.**
 10.14   Site Development Services Agreement, dated as of December 10, 1997, between Triton PCS, Inc. and Entel Technologies, Inc.**
 10.15   Ericsson Acquisition Agreement, dated as of March 11, 1998, between
         Triton Equipment Company L.L.C. and Ericsson, Inc.+#
 10.16   Employment Agreement, dated as of February 4, 1998, among Triton
         Management Company, Inc., Triton PCS Holdings, Inc. and Michael E.
         Kalogris.*
 10.16.1 Amendment No. 1 to Employment Agreement dated as of June 29, 1998 among Triton Management Company, Inc., Triton PCS Holdings, Inc., and
         Michael E. Kalogris.**
 10.17   Employment Agreement, dated as of January 8, 1998, between Triton
         Management Company and Clyde Smith.*
 10.18   Employment Agreement, dated as of February 4, 1998, between Triton
         Management Company and Steven R. Skinner.*
 10.18.1 Amendment No. 1 to Employment Agreement dated as of June 29, 1998 among Triton Management Company, Inc., Triton PCS Holdings, Inc., and
         Steven R. Skinner.**
 10.19   Amended and Restated Common Stock Trust Agreement for Management
         Employees and Independent Directors dated as of June 26, 1998.**
 10.20   Form of Pledge Agreement, dated as of February 4, 1998, between certain shareholders and Triton PCS, Inc. Each of (a) Michael E.
         Kalogris, (b) Steven R. Skinner, (c) Sixty Wall Street SBIC Fund,
         L.P., (d) CB Capital Investors, L.P., (e) J.P. Morgan Investment
         Corporation, (f) DAG-Triton PCS, L.P., (g) First Union Capital
         Partners, Inc., (h) Toronto Dominion Capital (USA), Inc. and (i)
         Private Equity Investors III, L.P., are party to separate Pledge
         Agreements. The terms of each Pledge Agreement are identical other than (1) the shareholder party thereto and (2) the number of shares of stock held by such shareholder and, therefore, the number of shares subject to the applicable Pledge Agreement.+
 10.21   Master Tower Site Lease Agreement, dated as of February 13, 1998, between Triton PCS Property Company L.L.C. and SCANA Communications,
         Inc.**#
 10.22   Master License Agreement, dated as of March 15, 1998, between Triton
         PCS Property Company L.L.C. and BellSouth Communications, Inc.**#
 10.23   Master Tower Site Lease Agreement, dated as of May 28, 1998, between
         Triton PCS Property Company L.L.C. and AT&T Corp.**#

 EXHIBIT
 -------
 10.24   Independent Director Stock Award Plan adopted as of February 4,
         1998.**
 10.25   Letter Agreement, dated as of June 26, 1998 between Triton PCS
         Holdings, Inc. and Scott Anderson.**
 10.26   Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and Scott Anderson.**
 10.27   Letter Agreement, dated as of June 26, 1998 between Triton PCS
         Holdings, Inc. and John Beletic.**
 10.28   Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and John Beletic.**
 10.29   Asset Purchase Agreement dated as of August 20, 1998 between Triton
         PCS Holdings, Inc. and AT&T Wireless PCS, Inc.**
 10.30   Construction and Operating Agreement dated as of July 31, 1998 by and between Triton PCS Operating Company L.L.C. and AT&T Wireless PCS,
         Inc.**
 10.31   Letter Agreement, dated as of February 1998, between Clyde Smith and
         Triton Management Company, Inc.*
 10.31.1 Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and Clyde Smith.**
 10.32   Letter Agreement, dated as of February 1998, between David A. Clark and Triton Management Company, Inc.*
 10.32.1 Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and David D. Clark.**
 10.33   Letter Agreement, dated as of February 1998, between David Standig and
         Triton Management Company, Inc.*
 10.33.1 Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and David Standig.**
 10.34   Letter Agreement, dated as of February 1998, between Michael Mears and
         Triton Management Company, Inc.*
 10.34.1 Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and Michael Mears.**
 10.35   Letter Agreement, dated as of February 1998, between Patricia
         Gallagher and Triton Management Company, Inc.*
 10.35.1 Amendment No. 1 to Letter Agreement dated as of June 29, 1998 between
         Triton Management Company, Inc. and Patricia Gallagher.**
 10.36   Shared Communications Facilities Master Agreement, dated as of June 3,
         1998, between Triton PCS Property Company L.L.C. and The Commonwealth
         of Virginia Department of Transportation.**#
 10.37   Multiple Site Tower Attachment Lease Agreement, dated as of June 1,
         1998, between Triton PCS Property Company L.L.C. and 360
         Communications Company.***
 10.38   Master Tower License Agreement, dated as of June 12, 1998, between
         Triton PCS Property Company L.L.C. and Appalachian Power Company.**#
 10.39   Master Site Agreement, dated as of April 17, 1998, between Triton PCS
         Property Company L.L.C. and Nextel Communications, Inc.**#
 10.40   Lease Agreement, dated as of April 9, 1998, between Triton PCS
         Property Company L.L.C. and Virginia Electric and Power Company.**#
 12.1    Statement of Computation of Deficiency of Earnings to Fixed Charges.**

 EXHIBIT
 -------
 21.1    Subsidiaries of Triton PCS, Inc.*
 23.1    Consent of Latham & Watkins (included in their opinion filed as
         Exhibit 5.1).+
 23.2    Consent of KPMG Peat Marwick LLP.**
 23.3    Consent of Arthur Andersen LLP.**
 25.1    Statement of Eligibility and Qualification (Form T-1) under the Trust
         Indenture Act of 1939 of PNC Bank, National Association.**
 27.1    Financial Data Schedule.**
 99.1    Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.**

- --------
 * Filed with the original June 25, 1998 Registration Statement.
** Filed with the September 3, 1998 Amendment No. 1.

***Refiled with the October 1, 1998 Amendment No. 5.

 + Filed with the September 25, 1998 Amendment No. 2.
 # Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

                               SCHEDULES OMITTED

  Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 17 (S-1) AND ITEM 22 (S-4). UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into this Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MALVERN, STATE OF PENNSYLVANIA ON OCTOBER 1, 1998.

                                     Triton PCS, Inc.
                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton Management Company, Inc.
                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton PCS Holdings Company L.L.C.
                                     By: Triton Management Company, Inc., its
                                     manager

                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton PCS Property Company L.L.C., Inc.
                                     By: Triton Management Company, Inc., its
                                     manager

                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton PCS Equipment Company L.L.C.
                                     By: Triton Management Company, Inc., its
                                     manager

                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton PCS Operating Company L.L.C.
                                     By: Triton Management Company, Inc., its
                                     manager

                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

                                     Triton PCS License Company L.L.C.
                                     By: Triton Management Company, Inc., its
                                     manager

                                                 /s/ Michael Kalogris
                                     By: ______________________________________
                                           Sole Director and Chief Executive
                                                        Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.


           SIGNATURE                       TITLE                      DATE

     /s/ Michael Kalogris        Sole Director and Chief
- -------------------------------   Executive Officer of Triton      October 1,
       MICHAEL KALOGRIS           PCS, Inc. and Triton             1998
                                  Management Company, Inc.
                                  (Principal Executive
                                  Officer), and principal
                                  executive officer of each
                                  of Triton PCS Holdings
                                  Company L.L.C., Triton PCS
                                  Property Company L.L.C.,
                                  Triton PCS Equipment
                                  Company L.L.C., Triton PCS
                                  Operating Company L.L.C.
                                  and Triton PCS License
                                  Company L.L.C., by virtue
                                  of being the Chief
                                  Executive Officer of Triton
                                  Management Company, the
                                  manager of each such
                                  entity.

        /s/ David Clark          Senior Vice President, Chief
- -------------------------------   Financial Officer and            October 1,
          DAVID CLARK             Secretary of Triton PCS,         1998
                                  Inc. and Triton Management
                                  Company, Inc. (Principal
                                  Financial and Accounting
                                  Officer) and principal
                                  financial and accounting
                                  officer of each of Triton
                                  PCS Holdings Company
                                  L.L.C.,, Triton PCS
                                  Property Company L.L.C.,
                                  Triton PCS Equipment
                                  Company L.L.C., Triton PCS
                                  Operating Company L.L.C.
                                  and Triton PCS License
                                  Company L.L.C., by virtue
                                  of being the Chief
                                  Financial Officer of Triton
                                  Management Company, the
                                  manager of each such
                                  entity.


                                      II-8